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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 18, 2001

Preview Systems, Inc.
(Exact name of registrant as specified in its charter)
 000-28329
(Commission File Number)

Delaware (State or other jurisdiction of incorporation)	77-0485517 (I.R.S. Employer Identification No.)

1195 West Fremont Boulevard
Sunnyvale, California 94087
(Address of principal executive offices, with zip code)

(408) 720-3500
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

  (c)
  Exhibits

99.1	Press Release dated May 18, 2001 announcing the signing of an agreement to sell its electronic software distribution business to Aladdin Knowledge Systems, Ltd.
99.2	Press Release dated May 18, 2001 announcing its intention to wind down its remaining operations in conjunction with the sale of its assets to Aladdin Knowledge Systems, Ltd.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREVIEW SYSTEMS, INC.
Date: May 18, 2001	By:	/s/ VINCENT PLUVINAGE Vincent Pluvinage Chief Executive Officer

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SIGNATURES